Exhibit 99.1

Date: August 9, 2012	Media Contact:
Michael Kinney
732-938-1031
mkinney@njresources.com
Investor Contact:
Dennis Puma
732-938-1229
dpuma@njresources.com

NEW JERSEY RESOURCES REPORTS HIGHER YEAR-TO-DATE

FISCAL 2012 NET FINANCIAL EARNINGS; NARROWS EARNINGS GUIDANCE RANGE

New Jersey Natural Gas Adds 500,000th Customer

WALL, NJ – New Jersey Resources (NYSE: NJR) today reported earnings for the third fiscal quarter and first nine months of fiscal 2012 and narrowed its net financial earnings guidance range for the year.

A reconciliation of net income to net financial earnings for the three and nine months ended June 30 in fiscal 2012 and 2011 is provided below.

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands)	2012	2011	2012	2011
Net (loss) income	$(10,320)	$20,374	$101,572	$108,810
Add:
Unrealized loss (gain) on derivative instruments and related transactions, net of taxes	20,834	(2,875)	11,126	33,835
Effects of economic hedging related to natural gas inventory, net of taxes	(6,384)	(7,800)	10,866	(36,787)

Net financial earnings	$4,130	$9,699	$123,564	$105,858

Weighted Average Shares Outstanding
Basic	41,560	41,381	41,501	41,338
Diluted	41,560	41,597	41,643	41,551

Basic (loss) earnings per share	$(0.25)	$0.49	$2.45	$2.63

Basic net financial earnings per share	$0.10	$0.23	$2.98	$2.56

Net financial earnings is a financial measure not calculated in accordance with generally accepted accounting principles (GAAP) of the United States as it excludes all unrealized, and certain realized, gains and losses associated with derivative instruments. For further discussion of this financial measure, as well as reconciliation to the most comparable GAAP measure, please see the explanation below under “Additional Non-GAAP Financial Information.”

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NEW JERSEY RESOURCES REPORTS HIGHER YEAR-TO-DATE FISCAL 2012 NET FINANCIAL EARNINGS; NARROWS EARNINGS GUIDANCE RANGE

New Jersey Natural Gas Adds 500,000th Customer

•	NJR Net Financial Earnings Per Share Increase 16 Percent

Fiscal 2012 year-to-date net financial earnings at NJR totaled $123.6 million, or $2.98 per share, compared with $105.9 million, or $2.56 per share, during the first nine months of fiscal 2011. This increase is due primarily to improved year-to-date results at New Jersey Natural Gas and NJR Clean Energy Ventures, the company’s renewable energy subsidiary. For the three-month period ended June 30, 2012, net financial earnings were $4.1 million, compared with $9.7 million during the same period last year. This decrease was due primarily to the expected lower quarterly results from NJR Energy Services.

“Year-to-date earnings in fiscal 2012 continue to be strong led by New Jersey Natural Gas, our core subsidiary, and NJR Clean Energy Ventures,” said Laurence M. Downes, chairman and CEO of NJR. “These results and our strong financial profile have allowed us to deliver premium earnings and dividend growth to shareowners for over two decades. As always, I thank our talented team of employees for their dedication in meeting the needs of all our stakeholders.”

•	Net Financial Earnings Guidance Range Narrowed

Subject to the risks and uncertainties identified below under “Forward-Looking Statements,” NJR is adjusting its fiscal 2012 net financial earnings guidance to $2.65 to $2.75 per basic share, from the previously announced range of $2.60 to $2.80 per basic share. NJR continues to expect New Jersey Natural Gas to be the major contributor to fiscal 2012 net financial earnings. The following chart represents the expected contributions from NJR’s operations:

Company	Expected Fiscal 2012 Net Financial Earnings Contribution
New Jersey Natural Gas	60 to 70 percent
NJR Clean Energy Ventures	15 to 25 percent
NJR Energy Services	5 to 15 percent
NJR Energy Holdings	5 to 7 percent
NJR Home Services	2 to 4 percent

•	Earnings Remain Strong at New Jersey Natural Gas; 500,000th Customer Added; Residential Conversion Market Grows

Fiscal 2012 year-to-date net financial earnings for New Jersey Natural Gas (NJNG), the company’s regulated utility subsidiary, were $78.5 million, compared with $74.4 million for the first nine months of fiscal 2011. For the three-month period ended June 30, 2012, net financial earnings were $7.5 million, compared with $6 million during the same period last year. Growth in the residential conversion market, the continued impact of accelerated infrastructure programs and gross margin from incentive programs were the primary drivers.

NJNG added 4,891 new customers in the first nine months of fiscal 2012. Of these customers, 2,800, or 57 percent, converted from other fuels. Additionally, 395 existing non-heat customers converted to natural gas heat. NJNG expects these new customers and conversions to contribute approximately $2.6 million annually to utility gross margin. For more information on utility gross margin, please see Non-GAAP Financial Information below.

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NEW JERSEY RESOURCES REPORTS HIGHER YEAR-TO-DATE FISCAL 2012 NET FINANCIAL EARNINGS; NARROWS EARNINGS GUIDANCE RANGE

New Jersey Natural Gas Adds 500,000th Customer

“In July, we reached an important milestone in NJNG history – the addition of our 500,000th customer. Our service territory is among the fastest growing in the state, with Ocean County representing nearly half of our new customer additions,” continued Downes. “When you combine these favorable demographics with the strong price advantage of natural gas, the long-term outlook for continued growth, particularly in the residential conversion market, is strong.”

NJNG expects to add, in total, 12,000 to 14,000 new customers during fiscal 2012 and 2013, representing a new customer annual growth rate of 1.3 percent.

•	Regulated Infrastructure Investments Update

In June 2012, NJNG received approval from the New Jersey Board of Public Utilities (BPU) to build between five and seven compressed natural gas (CNG) refueling stations over the next 12 months at host facilities throughout its service territory. NJNG will install, own and maintain the CNG infrastructure, and the host company will be required to make the station open to the public. Presently, there are only five CNG refueling stations in New Jersey with public access. With this $10 million investment, NJNG is helping to expand the market for clean, energy-efficient natural gas vehicles (NGV) in the state, particularly for commercial fleets. NJNG is authorized by the BPU to earn an overall return of 7.1 percent, which includes a 10.3 percent return on equity, on this $10 million investment.

“The move from petroleum-based products to CNG presents an opportunity for residents and businesses in our state to lower their fuel costs between 30 and 50 percent and reduce emissions up to 30 percent,” said Downes. “The accessibility of these new refueling stations, combined with the favorable price advantage of natural gas, will help to grow the market for NGVs in our state. That’s good for both the economy and the environment in New Jersey – that’s the NJNG NGV Advantage.”

Two projects are now complete under NJNG’s extended Accelerated Infrastructure Program (AIP II). The remaining seven are under construction and expected to be completed by October 2012. NJNG is authorized by the BPU to earn an overall return of 7.12 percent on AIP projects, which includes a 10.3 percent return on equity, on its $60.2 million investment in the nine AIP II projects.

The BPU is currently considering NJNG’s proposed Safety Acceleration and Facility Enhancement (SAFE) Program, filed in March 2012. Through SAFE, NJNG would invest $204 million in capital projects designed to ensure the continued safety and reliability of its delivery system. NJNG seeks to replace 343 miles of bare steel and cast iron distribution mains, along with all associated services and meters, over a five-year period.

As filed, the costs associated with the SAFE program would be recovered through the method currently in place for AIP with NJNG submitting annual cost recovery filings to the BPU each year the program is in effect, seeking approval to adjust its base rates to earn an overall return of 7.76 percent, which includes a 10.3 percent return on equity.

•	New Jersey Natural Gas Supply Incentive Program Update

During the first nine months of fiscal 2012, NJNG’s gross margin-sharing incentive programs, which include off-system sales, capacity release, storage optimization and financial risk management programs, contributed $7.9 million to utility gross margin, compared with $7.7 million for the same period last year. For the three-month period ended June 30, 2012, these incentives contributed $1.8 million to utility gross margin, compared with $1.5 million during the same period last year. NJNG shares the gross margin earned from these incentive programs with customers and shareowners, according to a gross margin-sharing formula authorized by the BPU that is in place through October 31, 2015. Since inception in 1992, these incentive programs have saved customers over $582 million.

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NEW JERSEY RESOURCES REPORTS HIGHER YEAR-TO-DATE FISCAL 2012 NET FINANCIAL EARNINGS; NARROWS EARNINGS GUIDANCE RANGE

New Jersey Natural Gas Adds 500,000th Customer

•	The SAVEGREEN Project® Update; Additional Incentives Proposed

During the first nine months of fiscal 2012, NJNG’s The SAVEGREEN Project provided $7.5 million in rebates and incentives to make energy-efficiency improvements more affordable for customers, in support of the state’s goal to lower energy costs for residents and reduce greenhouse gas emissions. During this same period, through SAVEGREEN, NJNG performed 4,726 home energy audits to help customers identify energy-efficiency opportunities. Since its inception in 2009, over 16,428 customers have benefited from SAVEGREEN rebates and incentives. The company is authorized to earn an overall return of 7.76 percent on its 2009 and 2010 SAVEGREEN investments and 7.1 percent on its 2011 investments, all of which include a 10.3 percent return on equity. Through June 30, 2012, a total of $27.1 million in rebates and incentives have been provided through SAVEGREEN programs.

In addition to lowering energy costs, SAVEGREEN supports the economic stimulus goals in the state’s Energy Master Plan. To date, over 1,230 contractors have participated in The SAVEGREEN Project and the program has resulted in approximately $106.7 million in economic activity for New Jersey.

Recently, NJNG submitted a filing to the BPU to extend the highly successful SAVEGREEN program through December 2016. If approved, SAVEGREEN incentives will be expanded for residential and commercial customers. Additional proposed updates to the program include an expansion of on-bill repayment offerings, incentives for the installation of high-efficiency equipment and an oil tank removal grant.

•	NJR Clean Energy Ventures Solar Project Update; New Commercial Solar Project Announced; Growth Continues in Residential Solar Program

Fiscal 2012 year-to-date net financial earnings at NJR Clean Energy Ventures (NJRCEV), the company’s renewable energy subsidiary, were $21 million, compared with $5.5 million in the first nine months of fiscal 2011. This growth is due to investment tax credits (ITCs) associated with significantly more assets placed into service this fiscal year, as compared with the same period in fiscal 2011. For the three-month period ended June 30, 2012, NJRCEV had a net loss of $1.2 million, compared with earnings of $259,000 last year.

Additionally, NJRCEV announced plans to invest $6.9 million in a new 2.4 megawatt rooftop solar project. The project, located in Keasbey, New Jersey, will supply power to a portion of the Wakefern Food Corp. distribution center. NJRCEV expects the system to be operational in December 2012. NJRCEV’s 6.7 megawatt, ground-mounted solar project in Medford, New Jersey is currently under construction. This $20 million investment, located on the site of an abandoned racetrack in Burlington County, is expected to be operational in the first quarter of fiscal 2013 and will supply power to the grid. NJRCEV currently has commercial solar projects totaling 27.6 megawatts in Monmouth, Mercer, Middlesex and Cumberland counties in New Jersey.

“Our approach to clean, renewable energy is consistent with our core business strategy,” continued Downes. “Our solar programs offer customers both a clean energy advantage and lower electric costs that align with the state’s Energy Master Plan while supporting job creation and providing meaningful growth opportunities for shareowners.”

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NEW JERSEY RESOURCES REPORTS HIGHER YEAR-TO-DATE FISCAL 2012 NET FINANCIAL EARNINGS; NARROWS EARNINGS GUIDANCE RANGE

New Jersey Natural Gas Adds 500,000th Customer

In the first nine months of fiscal 2012, The Sunlight AdvantageTM, NJRCEV’s residential solar lease program that provides competitively priced electricity with no upfront costs to eligible homeowners, added 536 customers, bringing the total number of customers to 885 since its inception in 2010. To date, these homeowners have saved over $500,000 in electric costs. NJRCEV expects to invest approximately $20 million in residential solar systems in fiscal 2012, up from $9.6 million in fiscal 2011.

NJR’s effective tax rate is significantly impacted by the amount of ITCs generated during the fiscal year. GAAP requires NJR to estimate its annual effective tax rate and use this rate to calculate its year-to-date tax expense or benefit. Based on the commercial projects completed in the first nine months of fiscal 2012 and NJRCEV’s forecast for residential projects for the balance of the fiscal year, NJR used an effective tax rate of 13.5 percent in the first nine months of fiscal 2012. Accordingly, $27.2 million related to ITCs were recognized in the first nine months of fiscal 2012.

The estimate is based on information and assumptions that are subject to change and could have a material impact on both quarterly and annual net financial earnings. Factors considered by management in estimating completion of projects during the fiscal year include, but are not limited to, board of directors’ approval, execution of various contracts, including power purchase agreements, construction logistics, permitting and interconnection completion. See the “Forward-Looking Statements” section of this news release for further information regarding the inherent risks associated with solar investments.

•	NJR Energy Services Reports Third-Quarter Results

Net financial earnings at NJR Energy Services (NJRES), the wholesale energy services subsidiary of NJR, were $18 million during the first nine months of fiscal 2012, compared with $19.4 million in the same period last year. For the three-month period ended June 30, 2012, net financial earnings were a loss of $5.4 million, compared with earnings of $213,000 in the same period last year. The decreases were due primarily to a non-recurring state tax benefit of $2.4 million, net of federal taxes and fees, in the prior year. As indicated by the expected contribution of NJRES in earnings guidance, historically low natural gas prices and reduced volatility in the wholesale markets have negatively impacted comparable results and are expected to continue to do so.

NJRES develops and manages a diverse portfolio of over 37.4 Bcf of firm storage capacity and 1.1 Bcf/day of firm transportation. In response to changes in volatility and increased production, most notably in the shale arena, NJRES is focusing on producer services in the Marcellus Shale and other natural gas-producing regions. By using its extensive transportation and storage assets, NJRES offers producers the opportunity to increase the value of their product while enhancing its profitability.

•	NJR Energy Holdings Update

NJR Energy Holdings, the company’s natural gas storage and transportation pipeline segment, which includes NJR’s 50 percent equity ownership in Steckman Ridge and its 5.5 percent equity investment in the Iroquois Pipeline, reported fiscal 2012 year-to-date net financial earnings of $5.4 million, compared with $5.7 million in the first nine months of 2011. For the three-month period ended June 2012, net financial earnings were $1.6 million, compared with $1.8 million in the same period last year.

Steckman Ridge, a 12 Bcf working natural gas storage facility in southwestern Pennsylvania, jointly owned with Spectra Energy, generated $3.3 million in net financial earnings for the first nine months of fiscal 2012, compared with $3.5 million in the same period last year. NJR’s equity investment in the Iroquois Pipeline, which brings natural gas from eastern Canada to the metropolitan region, contributed $2.1 million to 2012 net financial earnings thus far, compared with $2.2 million in the same period last year.

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NEW JERSEY RESOURCES REPORTS HIGHER YEAR-TO-DATE FISCAL 2012 NET FINANCIAL EARNINGS; NARROWS EARNINGS GUIDANCE RANGE

New Jersey Natural Gas Adds 500,000th Customer

•	NJR Home Services Reports Earnings; Expands Service Territory

NJR Home Services (NJRHS), the company’s appliance service subsidiary, reported net financial earnings of $750,000 in the first nine months of fiscal 2012, compared with $568,000 in the same period last year. In the third quarter of fiscal 2012, net financial earnings at NJRHS were $1.4 million, compared with $1.3 million in the third quarter of fiscal 2011. The primary drivers were an increase in HVAC installation sales and service contract upgrades. To date, NJRHS has upgraded 16,000 customers to its comprehensive Premier Service Plans. NJRHS serves nearly 135,000 customers in Monmouth, Ocean, Morris and Middlesex counties, and in the third quarter of fiscal 2012 expanded its marketing to include Sussex, Warren and Hunterdon counties.

•	Share Repurchase Update

NJR purchased 200,300 shares of common stock under its share repurchase plan during the first nine months of fiscal 2012 at a cost of $8.7 million. The plan authorizes NJR to purchase its shares on the open market or in negotiated transactions, based on market and other financial conditions. Since the plan’s inception in September 1996, NJR has invested nearly $227.5 million to repurchase 7.5 million shares at a split-adjusted, average price of $30.31. Approximately 1.2 million shares remain authorized for purchase under the repurchase plan.

Webcast Information

NJR will host a live webcast today at 9 a.m. ET to discuss its financial results. A few minutes prior to the webcast, go to www.njresources.com and select “Investor Relations,” then scroll down to the “Events & Presentations” section and click on the webcast link.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Other factors that could cause actual results to differ materially from the company’s expectations include, but are not limited to, weather and economic conditions; demographic changes in NJNG’s service territory and their effect on NJNG customer growth; volatility of natural gas and other commodity prices and their impact on NJNG customer usage, NJNG’s incentive programs, NJRES’ operations and on NJR’s risk management efforts; changes in rating agency requirements and/or credit ratings and their effect on availability and cost of capital to NJR; the impact of volatility in the credit markets; the ability to comply with debt covenants; the impact to the asset values and resulting higher costs and funding obligations of NJR’s pension and postemployment benefit plans as a result of downturns in the financial markets, and impacts associated with the Patient Protection and Affordable Care Act; accounting effects and other risks associated with hedging activities and use of derivatives contracts; commercial and wholesale credit risks, including the availability of creditworthy customers and counterparties, liquidity in the wholesale energy trading market and the company’s ability to recover all of NJRES’ funds in the MF Global liquidation proceedings; the ability to obtain governmental approvals and/or financing for the construction, development and operation of certain non-regulated energy investments; risks associated with the management of NJR’s joint ventures and partnerships; risks associated with our investments in solar energy projects, including the availability of regulatory and tax incentives, logistical risks and potential delays related to construction, permitting, regulatory approvals and electric grid interconnection, the availability of viable projects, NJR’s eligibility for ITCs and the future market for Solar

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NEW JERSEY RESOURCES REPORTS HIGHER YEAR-TO-DATE FISCAL 2012 NET FINANCIAL EARNINGS; NARROWS EARNINGS GUIDANCE RANGE

New Jersey Natural Gas Adds 500,000th Customer

Renewable Energy Certificates (SRECs); timing of qualifying for ITCs due to delays or failures to complete planned solar energy projects and the resulting effect on our effective tax rate and earnings; the level and rate at which NJNG’s costs and expenses are incurred and the extent to which they are allowed to be recovered from customers through the regulatory process; access to adequate supplies of natural gas and dependence on third-party storage and transportation facilities for natural gas supply; operating risks incidental to handling, storing, transporting and providing customers with natural gas; risks related to our employee workforce; the regulatory and pricing policies of federal and state regulatory agencies; the costs of compliance with the proposed regulatory framework for over-the-counter derivatives; the costs of compliance with present and future environmental laws, including potential climate change-related legislation; risks related to changes in accounting standards; the disallowance of recovery of environmental-related expenditures and other regulatory changes; environmental-related and other litigation and other uncertainties; and the impact of natural disasters, terrorist activities, and other extreme events. NJR does not, by including this paragraph, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events. More detailed information about these factors is set forth under the heading “Risk Factors” in NJR’s filings with the Securities and Exchange Commission (SEC) including its most recent Form 10-K.

Non-GAAP Financial Information

This press release includes the non-GAAP measures net financial earnings (losses), financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found below. As an indicator of the company’s operating performance, these measures should not be considered an alternative to, or more meaningful than, operating income as determined in accordance with GAAP.

Net financial earnings (losses) and financial margin exclude unrealized gains or losses on derivative instruments related to the company’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at NJRES. Volatility associated with the change in value of these financial and physical commodity contracts is reported in the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently as opposed to when the planned transaction ultimately is settled. NJNG’s utility gross margin represents the results of revenues less natural gas costs, sales and other taxes and regulatory rider expenses, which are key components of the company’s operations that move in relation to each other. Natural gas costs, sales and other taxes and regulatory rider expenses are passed through to customers and therefore have no effect on gross margin. Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of the company’s performance. Management believes these non-GAAP measures are more reflective of the company’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s most recent Form 10-K, Item 7.

About New Jersey Resources

New Jersey Resources, a Fortune 1000 company, provides safe and reliable natural gas and renewable energy services, including transportation, distribution and asset management in states from the Gulf Coast to the New England regions, including the Mid-Continent region, the West Coast and Canada, while investing in and maintaining an extensive infrastructure to support future growth. With $3 billion in annual revenues, NJR safely and reliably operates and maintains 6,800 miles of natural gas transportation and distribution

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NEW JERSEY RESOURCES REPORTS HIGHER YEAR-TO-DATE FISCAL 2012 NET FINANCIAL EARNINGS; NARROWS EARNINGS GUIDANCE RANGE

New Jersey Natural Gas Adds 500,000th Customer

infrastructure to serve half a million customers; develops and manages a diverse portfolio of 1.5 Bcf/day of firm transportation and over 62.1 Bcf of firm storage capacity; offers low-carbon, clean energy solutions through its commercial and residential solar programs and provides appliance installation, repair and contract service to nearly 135,000 homes and businesses. Additionally, NJR holds investments in midstream assets through equity partnerships including Steckman Ridge and Iroquois. Through Conserve to Preserve®, NJR is helping customers save energy and money by promoting conservation and encouraging efficiency. For more information about NJR, visit www.njresources.com, “Like” us at facebook.com/NewJerseyNaturalGas or follow us on Twitter @NJNaturalGas.

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NEW JERSEY RESOURCES REPORTS HIGHER YEAR-TO-DATE FISCAL 2012 NET FINANCIAL EARNINGS; NARROWS EARNINGS GUIDANCE RANGE

New Jersey Natural Gas Adds 500,000th Customer

RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES

NEW JERSEY RESOURCES

A reconciliation of Net income at NJR to Net financial earnings, is as follows:

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands)	2012	2011	2012	2011
Net (loss) income	$(10,320)	$20,374	$101,572	$108,810
Add:
Unrealized loss (gain) on derivative instruments and related transactions, net of taxes	20,834	(2,875)	11,126	33,835
Effects of economic hedging related to natural gas, net of taxes	(6,384)	(7,800)	10,866	(36,787)

Net financial earnings	$4,130	$9,699	$123,564	$105,858

Weighted Average Shares Outstanding
Basic	41,560	41,381	41,501	41,338
Diluted	41,560	41,597	41,643	41,551

Basic net financial earnings per share	$0.10	$0.23	$2.98	$2.56

NJR ENERGY SERVICES

The following table is a computation of Financial margin at Energy Services:

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands)	2012	2011	2012	2011
Operating revenues	$306,241	$500,413	$1,129,251	$1,504,262
Less: Gas purchases	333,689	483,017	1,122,884	1,461,009
Add:
Unrealized loss (gain) on derivative instruments and related transactions	32,981	(4,612)	17,316	53,393
Effects of economic hedging related to natural gas inventory	(10,096)	(12,335)	17,184	(58,178)

Financial margin	$(4,563)	$449	$40,867	$38,468

A reconciliation of Operating income at Energy Services, the closest GAAP financial measurement, to Financial margin is as follows:

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands)	2012	2011	2012	2011
Operating (loss) income	$(31,201)	$13,071	$(5,168)	$31,822
Add:
Operation and maintenance expense	3,558	4,055	10,654	10,535
Depreciation and amortization	16	15	48	46
Other taxes	179	255	833	850

Subtotal—Gross margin	(27,448)	17,396	6,367	43,253
Add:
Unrealized loss (gain) on derivative instruments and related transactions	32,981	(4,612)	17,316	53,393
Effects of economic hedging related to natural gas inventory	(10,096)	(12,335)	17,184	(58,178)

Financial margin	$(4,563)	$449	$40,867	$38,468

A reconciliation of Energy Services Net income to Net financial earnings, is as follows:

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands)	2012	2011	2012	2011
Net (loss) income	$(19,895)	$10,930	$(3,754)	$22,407
Add:
Unrealized loss (gain) on derivative instruments and related transactions, net of taxes	20,854	(2,917)	10,949	33,761
Effects of economic hedging related to natural gas, net of taxes	(6,384)	(7,800)	10,866	(36,787)

Net financial (loss) earnings	$(5,425)	$213	$18,061	$19,381

NEW JERSEY RESOURCES REPORTS HIGHER YEAR-TO-DATE FISCAL 2012 NET FINANCIAL EARNINGS; NARROWS EARNINGS GUIDANCE RANGE

New Jersey Natural Gas Adds 500,000th Customer

NEW JERSEY RESOURCES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Nine Months Ended June 30,
(Thousands, except per share data)	2012	2011	2012	2011
OPERATING REVENUES
Utility	$106,764	$138,149	$524,161	$862,073
Nonutility	318,357	510,020	1,156,292	1,476,235

Total operating revenues	425,121	648,169	1,680,453	2,338,308

OPERATING EXPENSES
Gas purchases
Utility	45,916	74,385	209,847	469,835
Nonutility	333,402	482,735	1,121,874	1,460,600
Operation and maintenance	40,857	38,811	118,987	114,123
Regulatory rider expenses	5,835	6,518	36,821	47,520
Depreciation and amortization	10,687	8,514	30,726	25,445
Energy and other taxes	8,335	10,024	39,202	60,138

Total operating expenses	445,032	620,987	1,557,457	2,177,661

OPERATING (LOSS) INCOME	(19,911)	27,182	122,996	160,647
Other income	551	1,176	1,427	2,426
Interest expense, net	4,834	4,744	15,266	15,085

(LOSS) INCOME BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES	(24,194)	23,614	109,157	147,988
Income tax (benefit) provision	(11,230)	6,197	15,901	48,662
Equity in earnings of affiliates	2,644	2,957	8,316	9,484

NET (LOSS) INCOME	$(10,320)	$20,374	$101,572	$108,810

(LOSS) EARNINGS PER COMMON SHARE
BASIC	$(0.25)	$0.49	$2.45	$2.63
DILUTED	$(0.25)	$0.49	$2.44	$2.62

DIVIDENDS PER COMMON SHARE	$0.38	$0.36	$1.14	$1.08

AVERAGE SHARES OUTSTANDING
BASIC	41,560	41,381	41,501	41,338
DILUTED	41,560	41,597	41,643	41,551

NEW JERSEY RESOURCES REPORTS HIGHER YEAR-TO-DATE FISCAL 2012 NET FINANCIAL EARNINGS; NARROWS EARNINGS GUIDANCE RANGE

New Jersey Natural Gas Adds 500,000th Customer

NEW JERSEY RESOURCES

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands, except per share data)	2012	2011	2012	2011
Operating Revenues
Natural Gas Distribution	$106,764	$138,149	$524,161	$862,073
Energy Services	306,241	500,413	1,129,251	1,504,262
Clean Energy Ventures	370	328	1,277	328
Energy Holdings	—	—	—	—
Retail and Other	11,992	10,951	29,300	26,903

Sub-total	425,367	649,841	1,683,989	2,393,566
Eliminations	(246)	(1,672)	(3,536)	(55,258)

Total	$425,121	$648,169	$1,680,453	$2,338,308

Operating Income (Loss)
Natural Gas Distribution	$11,940	$11,799	$132,253	$127,800
Energy Services	(31,201)	13,071	(5,168)	31,822
Clean Energy Ventures	(3,980)	(624)	(8,678)	(2,103)
Energy Holdings	(401)	(186)	(691)	(464)
Retail and Other	2,576	2,034	2,089	658

Sub-total	(21,066)	26,094	119,805	157,713
Eliminations	1,155	1,088	3,191	2,934

Total	$(19,911)	$27,182	$122,996	$160,647

Equity in Earnings of Affiliates
Energy Holdings	$3,547	$3,891	$11,129	$11,871
Eliminations	(903)	(934)	(2,813)	(2,387)

Total	$2,644	$2,957	$8,316	$9,484

Net Income (Loss)
Natural Gas Distribution	$7,545	$5,979	$78,455	$74,375
Energy Services	(19,895)	10,930	(3,754)	22,407
Clean Energy Ventures	(1,157)	259	20,802	5,484
Energy Holdings	1,634	1,847	5,438	5,705
Retail and Other	1,549	1,401	860	913

Sub-total	(10,324)	20,416	101,801	108,884
Eliminations	4	(42)	(229)	(74)

Total	$(10,320)	$20,374	$101,572	$108,810

Net Financial Earnings (Loss)
Natural Gas Distribution	$7,545	$5,979	$78,455	$74,375
Energy Services	(5,425)	213	18,061	19,381
Clean Energy Ventures	(1,157)	259	20,802	5,484
Energy Holdings	1,634	1,847	5,438	5,705
Retail and Other	1,549	1,401	860	913

Sub-total	4,146	9,699	123,616	105,858
Eliminations	(16)	—	(52)	—

Total	$4,130	$9,699	$123,564	$105,858

Throughput (Bcf)
NJNG, Core Customers	9.7	9.9	51.7	63.1
NJNG, Off System/Capacity Management	22.4	23.5	71.2	79.2
NJRES Fuel Mgmt. and Wholesale Sales	134.5	117.9	398.5	348.5

Total	166.6	151.3	521.4	490.8

Common Stock Data
Yield at June 30	3.5%	3.2%	3.5%	3.2%
Market Price
High	$45.50	$46.29	$50.48	$46.29
Low	$41.11	$41.22	$40.10	$38.94
Close at June 30	$43.61	$44.61	$43.61	$44.61
Shares Out. at June 30	41,528	41,392	41,528	41,392
Market Cap. at June 30	$1,811,036	$1,846,497	$1,811,036	$1,846,497

NEW JERSEY RESOURCES REPORTS HIGHER YEAR-TO-DATE FISCAL 2012 NET FINANCIAL EARNINGS; NARROWS EARNINGS GUIDANCE RANGE

New Jersey Natural Gas Adds 500,000th Customer

NATURAL GAS DISTRIBUTION

(Unaudited)	Three Months Ended June 30,		Nine Months Ended June 30,
(Thousands, except customer & weather data)	2012	2011	2012	2011
Utility Gross Margin
Operating revenues	$106,764	$138,149	$524,161	$862,073
Less:
Gas purchases	46,780	76,772	214,934	527,371
Energy and other taxes	6,255	7,826	32,491	53,604
Regulatory rider expense	5,835	6,518	36,821	47,520

Total Utility Gross Margin	$47,894	$47,033	$239,915	$233,578

Utility Gross Margin, Operating Income and Net Income
Residential	$28,752	$28,725	$153,478	$152,282
Commercial, Industrial & Other	8,363	8,568	38,874	38,461
Firm Transportation	8,810	8,103	39,341	34,869

Total Firm Margin	45,925	45,396	231,693	225,612
Interruptible	130	113	324	287

Total System Margin	46,055	45,509	232,017	225,899
Off System/Capacity Management/FRM/Storage Incentive	1,839	1,524	7,898	7,679

Total Utility Gross Margin	47,894	47,033	239,915	233,578
Operation and maintenance expense	26,200	26,129	78,386	78,072
Depreciation and amortization	8,860	8,192	26,241	24,650
Other taxes not reflected in gross margin	894	913	3,035	3,056

Operating Income	$11,940	$11,799	$132,253	$127,800

Net Income	$7,545	$5,979	$78,455	$74,375

Throughput (Bcf)
Residential	4.5	5.0	30.3	39.6
Commercial, Industrial & Other	0.9	1.0	5.9	7.7
Firm Transportation	1.9	1.7	10.0	11.0

Total Firm Throughput	7.3	7.7	46.2	58.3
Interruptible	2.4	2.2	5.5	4.8

Total System Throughput	9.7	9.9	51.7	63.1
Off System/Capacity Management	22.4	23.5	71.2	79.2

Total Throughput	32.1	33.4	122.9	142.3

Customers
Residential	427,327	430,468	427,327	430,468
Commercial, Industrial & Other	25,721	26,259	25,721	26,259
Firm Transportation	46,804	38,485	46,804	38,485

Total Firm Customers	499,852	495,212	499,852	495,212
Interruptible	41	43	41	43

Total System Customers	499,893	495,255	499,893	495,255
Off System/Capacity Management*	45	37	45	37

Total Customers	499,938	495,292	499,938	495,292

* The number of customers represents those active during the last month of the period.

Degree Days
Actual	382	389	3,666	4,662
Normal	535	551	4,711	4,681

Percent of Normal	71.4%	70.6%	77.8%	99.6%

NEW JERSEY RESOURCES REPORTS HIGHER YEAR-TO-DATE FISCAL 2012 NET FINANCIAL EARNINGS; NARROWS EARNINGS GUIDANCE RANGE

New Jersey Natural Gas Adds 500,000th Customer

ENERGY SERVICES

(Unaudited)	Three Months Ended June 30,		Nine Months Ended June 30,
(Thousands, except customer and megawatt)	2012	2011	2012	2011
Operating Income
Operating Revenues	$306,241	$500,413	$1,129,251	$1,504,262
Gas Purchases	333,689	483,017	1,122,884	1,461,009

Gross Margin	(27,448)	17,396	6,367	43,253
Operation and maintenance expense	3,558	4,055	10,654	10,535
Depreciation and amortization	16	15	48	46
Energy and other taxes	179	255	833	850

Operating (Loss) Income	$(31,201)	$13,071	$(5,168)	$31,822

Net (Loss) Income	$(19,895)	$10,930	$(3,754)	$22,407

Financial Margin	$(4,563)	$449	$40,867	$38,468

Net Financial (Loss) Earnings	$(5,425)	$213	$18,061	$19,381

Gas Sold and Managed (Bcf)	134.5	117.9	398.5	348.5

CLEAN ENERGY VENTURES
Operating Revenues	$370	$328	$1,277	$328

Depreciation and Amortization	$1,632	$115	$3,953	$143

Operating (Loss)	$(3,980)	$(624)	$(8,678)	$(2,103)

Income Tax Benefit	$3,013	$898	$30,010	$7,608

Net (Loss) Income	$(1,157)	$259	$20,802	$5,484

Solar Renewable Energy Certificates Generated	15,889	880	20,165	880

Solar Renewable Energy Certificates Sold	—	678	3,433	708

Megawatts Installed	2.0	0.6	24.2	2.7

Megawatts Under Construction	7.7	27.8	7.7	27.8

ENERGY HOLDINGS
Equity in Earnings of Affiliates	$3,547	$3,891	$11,129	$11,871

Operation and Maintenance	$400	$127	$673	$402

Interest Expense	$653	$803	$2,050	$2,428

Net Income	$1,634	$1,847	$5,438	$5,705

RETAIL AND OTHER
Operating Revenues	$11,992	$10,951	$29,300	$26,903

Operating Income	$2,576	$2,034	$2,089	$658

Net Income	$1,549	$1,401	$860	$913

Total Customers at June 30,	133,323	135,937	133,323	135,937